Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Vice President and Chief Financial Officer	Global Communications Director
763-540-1204	763-540-1212

Tennant Company Reports 2013 Third Quarter Results
Third quarter diluted EPS rose to $0.56 on net sales of $188.5 million;
Net sales increased 5.8 percent, or 6.8 percent organically;
Operating profit margin of 8.6 percent;
Company narrows 2013 full year guidance range

MINNEAPOLIS, Oct. 23, 2013-Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net earnings of $10.6 million, or $0.56 per diluted share, on net sales of $188.5 million for the third quarter ended September 30, 2013. In the prior year quarter, Tennant reported net earnings of $8.7 million, or $0.46 per diluted share, on net sales of $178.3 million. The 2012 third quarter results included two special items that reduced earnings by a total of $0.01 per diluted share. (See the Supplemental Non-GAAP Financial Table.)
Commented Chris Killingstad, Tennant Company's president and chief executive officer: “We are pleased to report a strong 2013 third quarter. Tennant achieved increased earnings on record sales for a third quarter, led by record third quarter sales in our largest geography, the Americas. Sales rose due to continued high demand for new products and strong sales of industrial equipment. Notably, our organic sales growth of nearly 7 percent marked the highest level achieved in two years. And our ongoing focus on operational excellence initiatives resulted in further leverage of our cost structure.”

Third Quarter Operating Review
The company's 2013 third quarter consolidated net sales of $188.5 million rose 5.8 percent compared to the prior year quarter. Unfavorable foreign currency exchange reduced consolidated net sales by approximately 1 percent. Organic net sales, which exclude the impact of foreign currency exchange (and acquisitions when applicable), increased approximately 6.8 percent.

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Contributing to 2013 third quarter results was demand for newly introduced products, especially the T12 rider scrubber, which is the first new product in Tennant’s redesigned modular large equipment portfolio, as well as strong sales of industrial equipment and sales to strategic accounts.
Geographically, sales increased 9.6 percent in the Americas, driven by record third quarter sales in North America and continued growth in Latin America. Sales in the Americas rose approximately 10.6 percent organically, excluding an unfavorable foreign currency exchange impact of about 1.0 percent. Sales in Europe, Middle East and Africa (EMEA) were down 2.4 percent, declining approximately 5.9 percent organically, excluding a favorable foreign currency exchange impact of about 3.5 percent. EMEA sales of city cleaning equipment continued to be constrained primarily due to tight municipal spending in Europe, while sales through distribution gained momentum. Sales in the Asia Pacific region (APAC) decreased 1.0 percent, rising about 7.5 percent organically, excluding an unfavorable foreign currency exchange impact of about 8.5 percent. The APAC organic sales increase was mainly due to strong sales performance in China, which had approximately 30 percent organic sales growth in the 2013 third quarter.
Tennant's gross margin in the 2013 third quarter was 43.4 percent compared to 43.5 percent in the prior year quarter and was within the company's targeted range of 43 percent to 44 percent. Gross margin in the 2013 third quarter was adversely impacted by the mix of selling channel and products sold.
Research and development (R&D) expense for the 2013 third quarter totaled $8.0 million, or 4.2 percent of sales, compared to $7.4 million, or 4.1 percent of sales, in the prior year quarter. The company continued to invest in developing innovative new products for its traditional core business, as well as in its Orbio business, which is focused on advancing a platform of chemical-free and other sustainable, water-based cleaning technologies.
Selling and administrative (S&A) expense in the 2013 third quarter totaled $57.7 million, or 30.6 percent of sales, versus $56.4 million as adjusted, or 31.7 percent of sales as adjusted, in the third quarter last year. S&A expense declined 110 basis points as a percent of sales compared to the 2012 third quarter, as adjusted. Tennant continued to gain leverage in S&A spending due to tight cost controls and improved operating efficiencies.
The company's 2013 third quarter operating profit was $16.2 million, or 8.6 percent of sales, up from $13.8 million, or 7.7 percent of sales, in the prior year quarter.

Strong Pipeline of Innovative New Products and Technologies
Tennant continues to execute against one of the most robust new product and technology pipelines in the company's history. In addition to the T12 gains cited above, Tennant experienced growth in the 2013 third quarter from the B10, the company's first rider burnisher, which enables rapid cleaning and polishing of large areas, and the T3 orbital scrubber, which provides a chemical-free way to clean and strip floors.

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In the 2013 fourth quarter, Tennant also plans to introduce several new products, including a line of walk-behind burnishers, and canister carpet extractors and grout cleaners with high heat functionality. These new core equipment offerings are engineered to improve cleaning performance and operator safety, lower operating costs and reduce environmental impact.
In addition, Tennant's Orbio Technologies Group is developing an exciting new product with Split Stream Technology that will deliver an anti-microbial solution, as well as an effective multi-surface cleaner, for use in a wide variety of customer segments. The company is on track to introduce this new Orbio product in the first half of 2014.
Tennant remains committed to being an industry innovation leader and aims to set the standard for sustainable cleaning around the world.

2013 First Nine Month Results
For the nine months ended September 30, 2013, Tennant reported net earnings of $30.4 million, as adjusted, or $1.61 per diluted share, as adjusted, on net sales of $556.9 million. In the prior year first nine months, Tennant reported adjusted net earnings of $27.9 million, or $1.46 per diluted share, as adjusted, on net sales of $551.5 million. (See the Supplemental Non-GAAP Financial Table.)
Year-to-date 2013 gross margin was 43.5 percent versus 43.9 percent in the prior year period, down 40 basis points primarily due to selling channel and product mix. R&D expense in the 2013 first nine months increased to $23.3 million, or 4.2 percent of sales, compared to $21.6 million, or 3.9 percent of sales in the previous year. S&A expense in the 2013 first nine months totaled $174.1 million, or 31.3 percent of sales, and $172.6 million, or 31.0 percent of sales, as adjusted, versus $177.3 million, or 32.2 percent of sales, and $176.6 million, or 32.0 percent of sales, as adjusted, in the first nine months of 2012.
Operating profit in the 2013 first nine months rose to $44.7 million, or 8.0 percent of sales, and $46.2 million, or 8.3 percent of sales, as adjusted, compared to $43.7 million, or 7.9 percent of sales, on a GAAP and adjusted basis, in the first nine months of 2012.
Tennant generated $36.8 million in cash from operations in the 2013 first nine months and paid $9.9 million in cash dividends to shareholders. Cash on the balance sheet at September 30, 2013, totaled $65.3 million, up from $62.7 million a year ago. The company's total debt was $32.0 million, down from $33.6 million at September 30, 2012.

Business Outlook
Based on its year-to-date 2013 results and expectations of performance for the remainder of the year, Tennant Company has narrowed its estimated 2013 full year adjusted earnings to the range of $2.25 to $2.40 per diluted share on net sales in the range of $750 million to $760 million. Including the 2013 first quarter special items of a net loss of $0.02 per diluted share, the company expects 2013 full year diluted

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earnings per share in the range of $2.23 to $2.38. For the 2012 full year, adjusted diluted earnings per share were $2.08 on net sales of $739 million. (See the Supplemental Non-GAAP Financial Table.)
The company's 2013 annual financial outlook includes the following expectations:

•	Modest economic improvement in North America, continued uncertainty in Europe and steady growth in emerging markets;

•	Unfavorable foreign currency impact on sales for the full year in the range of 0 to 1 percent;

•	Gross margin performance in the range of 43 percent to 44 percent;

•	R&D expense of approximately 4 percent of sales, as the company continues to invest in its core products and in water-based cleaning technologies; and

•	Capital expenditures in the range of $14 million to $16 million.
Tennant will continue to manage its business with a focus on operational excellence and strong cost controls, and make selective investments in innovative technologies and other key strategic priorities.
Killingstad said: “We are encouraged that our organic sales growth returned to the mid-single digits in the 2013 third quarter. We expect a solid finish to 2013, as new product sales accelerate and growth continues in both our global strategic accounts and overall Americas business. We also anticipate further improvement in our operating profit margin, as we strive to attain our goal of 12 percent.”

Conference Call
Tennant will host a conference call to discuss the 2013 third quarter results today, October 23, 2013, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call will be available via webcast on the investor portion of Tennant's website. To listen to the call live, go to www.tennantco.com and click on Company, Investors. A taped replay of the conference call will be available at www.tennantco.com for approximately two weeks after the call.

Company Profile
Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free and other sustainable cleaning technologies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky.; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit www.tennantco.com.

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Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; the competition in our business; our ability to effectively manage organizational changes; our ability to comply with laws and regulations; our ability to attract and retain key personnel; our ability to develop and fund new innovative products and services; unforeseen product liability claims or product quality issues; our ability to successfully upgrade and evolve the capabilities of our computer systems; the occurrence of a significant business interruption; the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally; the occurrence of disruptions to our supply and delivery chains; fluctuations in the cost or availability of raw materials and purchased components; and the impact of the economic uncertainty on our customers' ability to obtain credit.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”
We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release includes presentations of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company's results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company's operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company. See the Supplemental Non-GAAP Financial Table.

FINANCIAL TABLES FOLLOW

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TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Net Sales	$188,541	$178,268	$556,871	$551,473
Cost of Sales	106,679	100,705	314,745	309,640
Gross Profit	81,862	77,563	242,126	241,833
Gross Margin	43.4%	43.5%	43.5%	43.9%
Operating Expense:
Research and Development Expense	7,970	7,353	23,309	21,558
Selling and Administrative Expense	57,663	57,193	174,083	177,326
Gain on Sale of Business	—	(784)	—	(784)
Total Operating Expense	65,633	63,762	197,392	198,100
Profit from Operations	16,229	13,801	44,734	43,733
Operating Margin	8.6%	7.7%	8.0%	7.9%
Other Income (Expense):
Interest Income	67	229	295	871
Interest Expense	(440)	(640)	(1,318)	(2,021)
Net Foreign Currency Transaction Losses	(303)	(385)	(1,046)	(1,496)
Other (Expense) Income, Net	(157)	99	(238)	175
Total Other Expense, Net	(833)	(697)	(2,307)	(2,471)

Profit Before Income Taxes	15,396	13,104	42,427	41,262
Income Tax Expense	4,779	4,359	12,497	13,522
Net Earnings	$10,617	$8,745	$29,930	$27,740

Earnings per Share:
Basic	$0.58	$0.47	$1.64	$1.49
Diluted	$0.56	$0.46	$1.59	$1.45

Weighted Average Shares Outstanding:
Basic	18,267,828	18,468,546	18,288,083	18,594,508
Diluted	18,811,638	19,040,875	18,823,745	19,154,844

Cash Dividend Declared per Common Share	$0.18	$0.17	$0.54	$0.51

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended			Nine Months Ended
	September 30			September 30
	2013	2012	%	2013	2012	%
Americas	$130,037	$118,624	9.6	$382,877	$365,726	4.7
Europe, Middle East and Africa	37,436	38,355	(2.4)	116,465	125,573	(7.3)
Asia Pacific	21,068	21,289	(1.0)	57,529	60,174	(4.4)
Total	$188,541	$178,268	5.8	$556,871	$551,473	1.0
(1) Net of intercompany sales.

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TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	September 30,	December 31,	September 30,
	2013	2012	2012
ASSETS
Current Assets:
Cash and Cash Equivalents	$65,309	$53,940	$62,699
Restricted Cash	404	187	187
Accounts Receivable, Net	139,813	138,147	124,125
Inventories	67,390	58,136	60,953
Prepaid Expenses	12,111	11,309	11,653
Deferred Income Taxes, Current Portion	8,986	11,339	10,521
Other Current Assets	1,696	388	53
Total Current Assets	295,709	273,446	270,191
Property, Plant and Equipment	305,381	294,910	297,496
Accumulated Depreciation	(220,899)	(208,717)	(210,608)
Property, Plant and Equipment, Net	84,482	86,193	86,888
Deferred Income Taxes, Long-Term Portion	12,830	10,989	15,568
Goodwill	19,246	19,717	19,779
Intangible Assets, Net	19,411	21,393	21,912
Other Assets	7,303	9,022	8,736
Total Assets	$438,981	$420,760	$423,074

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-Term Borrowings and Current Portion of Long-Term Debt	$3,935	$2,042	$2,731
Accounts Payable	49,295	47,002	43,537
Employee Compensation and Benefits	31,096	33,021	32,300
Income Taxes Payable	1,349	785	1,304
Other Current Liabilities	40,512	38,844	37,519
Total Current Liabilities	126,187	121,694	117,391
Long-Term Liabilities:
Long-Term Debt	28,042	30,281	30,917
Employee-Related Benefits	25,988	25,873	38,022
Deferred Income Taxes, Long-Term Portion	2,834	3,325	3,240
Other Liabilities	4,701	4,533	3,895
Total Long-Term Liabilities	61,565	64,012	76,074
Total Liabilities	187,752	185,706	193,465
Shareholders’ Equity:
Preferred Stock	—	—	—
Common Stock	6,864	6,924	6,967
Additional Paid-In Capital	28,828	22,398	20,061
Retained Earnings	246,093	236,065	231,501
Accumulated Other Comprehensive Loss	(30,556)	(30,333)	(28,920)
Total Shareholders’ Equity	251,229	235,054	229,609
Total Liabilities and Shareholders’ Equity	$438,981	$420,760	$423,074

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TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Nine Months Ended
	September 30
	2013	2012
OPERATING ACTIVITIES
Net Earnings	$29,930	$27,740
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	13,178	13,239
Amortization	1,914	2,096
Deferred Income Taxes	(4)	(731)
Share-Based Compensation Expense	5,106	7,175
Allowance for Doubtful Accounts and Returns	1,153	1,528
Gain on Sale of Business	—	(784)
Other, Net	155	130
Changes in Operating Assets and Liabilities:
Accounts Receivable	(6,551)	1,756
Inventories	(11,798)	(3,097)
Accounts Payable	2,826	(2,348)
Employee Compensation and Benefits	(2,620)	(2,767)
Other Current Liabilities	1,716	(84)
Income Taxes	940	4,902
U.S. Pension Plan Contributions	—	(1,288)
Other Assets and Liabilities	863	(4,185)
Net Cash Provided by Operating Activities	36,808	43,282

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(11,380)	(11,110)
Proceeds from Disposals of Property, Plant and Equipment	97	280
Acquisition of Businesses, Net of Cash Acquired	(750)	(750)
Proceeds from Sale of Business	3,520	1,014
(Increase) Decrease in Restricted Cash	(224)	3,089
Net Cash Used for Investing Activities	(8,737)	(7,477)

FINANCING ACTIVITIES
Short-Term Borrowings	1,500	—
Payment of Long-Term Debt	(938)	(2,450)
Purchases of Common Stock	(16,626)	(18,567)
Proceeds from Issuance of Common Stock	5,994	2,798
Tax Benefit on Stock Plans	2,944	1,213
Dividends Paid	(9,918)	(9,508)
Net Cash Used for Financing Activities	(17,044)	(26,514)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	342	1,069

Net Increase in Cash and Cash Equivalents	11,369	10,360

Cash and Cash Equivalents at Beginning of Period	53,940	52,339

Cash and Cash Equivalents at End of Period	$65,309	$62,699

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012

Net Sales	$188,541	$178,268	$556,871	$551,473

Cost of Sales	106,679	100,705	314,745	309,640
Gross Profit - as reported	81,862	77,563	242,126	241,833
Gross Margin	43.4%	43.5%	43.5%	43.9%

Operating Expense:
Research and Development Expense	7,970	7,353	23,309	21,558
Selling and Administrative Expense	57,663	57,193	174,083	177,326
Gain on Sale of Business	—	(784)	—	(784)
Total Operating Expense	65,633	63,762	197,392	198,100

Profit from Operations - as reported	$16,229	$13,801	$44,734	$43,733
Operating Margin	8.6%	7.7%	8.0%	7.9%
Adjustments:
Restructuring Charge	—	760	1,440	760
Gain on Sale of Business	—	(784)	—	(784)
Profit from Operations - as adjusted	$16,229	$13,777	$46,174	$43,709
Operating Margin	8.6%	7.7%	8.3%	7.9%

Other Income (Expense):
Interest Income	67	229	295	871
Interest Expense	(440)	(640)	(1,318)	(2,021)
Net Foreign Currency Transaction Losses	(303)	(385)	(1,046)	(1,496)
Other (Expense) Income, Net	(157)	99	(238)	175
Total Other Expense, Net	(833)	(697)	(2,307)	(2,471)

Profit Before Income Taxes - as reported	$15,396	$13,104	$42,427	$41,262
Adjustments:
Restructuring Charge	—	760	1,440	760
Gain on Sale of Business	—	(784)	—	(784)
Profit Before Income Taxes - as adjusted	$15,396	$13,080	$43,867	$41,238

Income Tax Expense - as reported	$4,779	$4,359	$12,497	$13,522
Adjustments:
Restructuring Charge	—	90	417	90
Discrete Tax Item Related to 2012 R&D Tax Credit	—	—	582	—
Gain on Sale of Business	—	(276)	—	(276)
Income Tax Expense - as adjusted	$4,779	$4,173	$13,496	$13,336

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012

Net Earnings - as reported	$10,617	$8,745	$29,930	$27,740
Adjustments:
Restructuring Charge	—	670	1,023	670
Discrete Tax Item Related to 2012 R&D Tax Credit	—	—	(582)	—
Gain on Sale of Business	—	(508)	—	(508)
Net Earnings - as adjusted	$10,617	$8,907	$30,371	$27,902

Earnings per Share:
Basic	$0.58	$0.47	$1.64	$1.49
Diluted Earnings per Share - as reported	$0.56	$0.46	$1.59	$1.45
Adjustments:
Restructuring Charge	—	0.04	0.05	0.04
Discrete Tax Item Related to 2012 R&D Tax Credit	—	—	(0.03)	—
Gain on Sale of Business	—	(0.03)	—	(0.03)

Diluted Earnings per Share - as adjusted	$0.56	$0.47	$1.61	$1.46

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Full
Year
2012

Diluted Earnings per Share - as reported	$2.18
Adjustments:
International Entity Restructuring	(0.11)
Gain on Sale of Business	(0.03)
Restructuring Charge	0.04

Diluted Earnings per Share - as adjusted	$2.08

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